PROSPECTUS SUPPLEMENT                                        File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6,1999)        Rule 424(b)(3)
Prospectus number:       1906


                            Merrill Lynch & Co., Inc.

                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:    $500,000,000      Original Issue Date:      March 2, 2000

CUSIP Number:        59018S 4E1        Stated Maturity Date:     March 2, 2001

Interest Calculation:                           Day Count Convention:
|X|    Regular Floating Rate Note               |X|    Actual/360

|_|    Inverse Floating Rate Note               |_|    30/360

|_|    (Fixed Interest Rate):                   |_|    Actual/Actual


Interest Rate Basis:
|_|    LIBOR                                    |_|    Commercial Paper Rate

|_|    CMT Rate                                 |_|    Eleventh District Cost of
                                                         Funds Rate

|_|    Prime Rate                               |_|    CD Rate

|X|    Federal Funds Rate                       |_|    Other (see attached)

|_|    Treasury Rate
     Designated CMT Page:                        Designated LIBOR Page:
           CMT Telerate Page:                           LIBOR Telerate Page:
           CMT Reuters Page:                            LIBOR Reuters Page:

Index Maturity:               Daily Fed Funds Effective          Minimum Interest Rate:         Not Applicable

Spread:                       0.160%                             Maximum Interest Rate:         Not Applicable

Initial Interest Rate:        TBD                                Spread Multiplier:             Not Applicable

Interest Reset Dates:         Daily,   subject  to  the  modified  business  day
                              convention.


Interest Payment Dates:       Quarterly, on the 2nd of June, September, December
                              and at Maturity, subject to the modified business day convention.

                              Repayment at the Option of the Holder: The Notes cannot be repaid prior to the Stated Maturity Date.

Redemption at the
Option of the Company:        The Notes  cannot be redeemed  prior to the Stated
                              Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                      The Chase Manhattan Bank

Dated:                        February 25, 2000